                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                                    VIB CORP
             (Exact Name of Registrant as Specified in Its Charter)

           California                                           33-0780371
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                1498 Main Street
                           El Centro, California 92243
           (Address of Principal Executive Offices Including Zip Code)

                                    VIB CORP
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                    ---------

                              Harry G. Gooding, III
              Executive Vice President and Chief Financial Officer
                                1498 Main Street
                           El Centro, California 92243
                     (Name and Address of Agent for Service)

          Telephone number, including area code, of agent for service:
                                 (760) 337-3200

                             Copy to:
                             S. Alan Rosen, Esq.
                             HORGAN, ROSEN, BECKHAM & COREN, L.L.P.
                             21700 Oxnard Street, Suite 1400
                             Los Angeles, California 91365
                             (818) 340-6100
                             (818) 340-6190 (Fax)

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                             Proposed           Proposed
                                             Maximum            Maximum              Amount of
Title of Securities    Amount to be          Offering Price     Aggregate          Registration
 to be Registered      Registered            Per Share        Offering Price           Fee
------------------------------------------------------------------------------------------------
Common Stock,          2,000,000 shares      $16.25(1)       $32,500,000(1)       $9,587.50
 No Par Value
================================================================================================


--------------
(1) Estimated solely for the purposes of calculating the registration fee on the basis of the average of the high ($16.50) and low ($16.00) sales price for the Common Stock, no par value per share, of Registrant on April 21, 1998, in accordance with Securities Act Rule 457(c).

REOFFER PROSPECTUS

                                    VIB CORP
                        2,000,000 SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE

          This Reoffer Prospectus (this "Prospectus") covers the resale by officers or directors (the "Selling Shareholders") of VIB Corp (the "Company") of shares of the Company's common stock, no par value per share (the "Common Stock"), acquired pursuant to those certain stock option agreements executed by and between the Company and the Selling Shareholders (the "Stock Option Agreement") in connection with the VIB Corp 1997 Stock Option Plan (the "Plan").

          The Selling Shareholders may offer shares of the Common Stock from time to time to purchasers directly or through underwriters, dealers or agents. Such shares of the Common Stock may be sold at market prices prevailing at the time of sale or at negotiated prices.

        The Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System National Market under the trading symbol "VIBC." The last sale price for the Common Stock as so reported was on April 21, 1998 and was $16.50 per share. The Company will not receive any of the proceeds from the sale of shares of the Common Stock by the Selling Shareholders. The address of the principal executive offices of the Company is 1498 Main Street, El Centro, California 92243 and its telephone number is (760) 337-3200.

          SEE "RISK FACTORS" AT PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PURCHASER.

                             ----------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

          No dealer, salesman or other person has been authorized to give any information or to make any representation in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company or any Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

         --------------------------------------------------------------

                  The date of this Prospectus is April 22, 1998

                                    VIB CORP
                               REOFFER PROSPECTUS

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INTRODUCTION ............................................................      1

AVAILABLE INFORMATION ...................................................      1

INCORPORATION OF DOCUMENTS BY REFERENCE .................................      1

RISK FACTORS ............................................................      2
        Adverse Economic and Other Conditions ...........................      2
        Government Regulation; Dividend Restrictions ....................      2
        Capital Standards ...............................................      3
        Seasonality and Agriculture .....................................      3
        Competition .....................................................      3

USE OF PROCEEDS .........................................................      3

SELLING SHAREHOLDERS ....................................................      3

PLAN OF DISTRIBUTION ....................................................      5

LEGAL MATTERS ...........................................................      5

EXPERTS .................................................................      5


                                  INTRODUCTION

        VIB Corp, a California corporation, headquartered in El Centro, California (the "Company"), was formed as a bank holding company for Valley Independent Bank, a California state-chartered bank (the "Bank"). Under the terms of the Plan of Reorganization and Merger Agreement (the "Reorganization Agreement"), adopted by the Board of Directors of Company and the Bank and approved by the requisite vote of the Bank's shareholders at a Special Meeting of Shareholders held on March 10, 1998, the shareholders of the Bank received shares of the Common Stock and Warrants to purchase Common Stock of the Company on a one-for-one basis at the effective time of the reorganization. Upon consummation of the reorganization, the shareholders of the Bank became the shareholders of the Company and the Bank became the wholly-owned subsidiary of the Company. The reorganization was consummated effective March 12, 1998.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained upon written request addressed to the Commission, Public Reference Branch, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. Upon request, and when suitable arrangements can be made, such records may be sent to any other Commission office for inspection, including the Pacific Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval system are available through the Commission's Web site (http://www.sec.gov). Such reports and other information concerning the Company can also be inspected at the offices of the Company at 1498 Main Street, El Centro, California 92243. The Company's Common Stock is traded on The Nasdaq Stock Market. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

          The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or the document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents of the Company which have been filed with the Commission pursuant to applicable statutes are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998.

        (b) The Company's Current Report on Form 8-K for the month of March, 1998, filed with the Commission on March 20, 1998.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 20, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Company's Common Stock contained therein.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide, without charge, to each person to whom copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the Company's Executive Offices at 1498 Main Street, El Centro, California 92243, (760) 337-3200.


                             ----------------------

                                  RISK FACTORS

        Prospective investors should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this Prospectus before purchasing shares offered hereby.

        Adverse Economic and Other Conditions. During the early to mid 1990s, the Southern California economy was impacted by the economic recession which affected many regions of the United States. While economic reports indicate an improvement in the Southern California economy, a worsening of current economic conditions could have an adverse effect on the Company's business, including the demand for new loans, refinancing activity, the ability of borrowers to repay outstanding loans and the value of the collateral securing such loans. The profitability of the Company may be impaired by adverse changes in local and regional economic conditions which affect the areas in which the Company does business or by acts of nature (including earthquakes, which may cause uninsured damage and other loss of value to real estate that secures the Company's loans) in those areas. Such events could also have a significant adverse impact on the value of such collateral or the Company's earnings.

        Government Regulation; Dividend Restrictions. The Company and the Bank are subject to extensive governmental supervision, regulation and control, and future legislation and government policy could adversely affect the financial industry. The full impact of such legislation and regulation cannot be predicted, and future changes may alter the structure and competitive relationship among financial institutions. In addition, federal regulatory authorities have the power in certain circumstances to prohibit dividends and other payments from the Bank to the Company, although this has not happened to date. Capital distributions from the Bank would be prohibited, with limited exceptions, if the Bank were categorized as "undercapitalized" under applicable federal regulations, and payments of interest and principal on subordinated debt of the Bank could be restricted or prohibited, with some exceptions, if the Bank were categorized as "critically undercapitalized" under applicable federal regulations. Under California law, the ability of state banks, like the Bank, to pay dividends is limited. Further, the California Commissioner of Financial Institutions and applicable federal regulators have the authority to prohibit the payment of dividends by the Bank if they find that such payment would constitute an unsafe or unsound practice.

        Capital Standards. The federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet such as loans, and off-balance sheet items, such as letters of credit and recourse arrangements. In determining the capital level the Bank is required to maintain, the Federal Reserve Board System (the "FRB") does not, in all respects, follow generally accepted accounting principals and has special rules which have the effect of reducing the amount of capital it will recognize for purposes of determining the capital adequacy of the Company and the Bank. Future changes in FRB regulations or practices could increase the capital level the Company and the Bank are required to maintain or further reduce the amount of capital recognized for purposes of capital adequacy. Such change could affect the ability of the Company to grow and could restrict the amount of profits, if any, available for the payment of dividends.

        Seasonality and Agriculture. The Company's business is affected by the seasonality of the agricultural economy of the Imperial and Coachella Valleys. This seasonality impacts the Company's liquidity; however, the Company has taken steps to closely monitor its liquidity and to adjust for seasonal fluctuations. Moreover, the Company considers the special risks involved in agriculture in considering the adequacy of its allowance for credit losses because at least 16.7% of its loans are agriculturally related and the Imperial and Coachella Valleys are dependent upon the success of their agricultural businesses.

        Competition. The Company faces strong competition both in attracting deposits and in making loans. The Company's competition in making loans comes principally from commercial banks, savings and loan associations, mortgage companies, and to a lesser degree, thrift and loan companies, credit unions and insurance companies. Many of the nation's largest commercial banks and savings and loan associations have a significant number of branch offices in the areas in which the Company conducts operations. By virtue of their larger capital base, many of the commercial banks and savings and loan associations with which the Company competes have significantly greater lending limits than the Bank and perform other services for their customers which the Bank can offer only through correspondents or other vendors, if at all. Deregulation of the banking industry and increased competition from nonbank entities for the cash balances of individuals and businesses have had and will continue to have a significant impact on the competitive position of the Bank. Competition for loans tends to increase during periods of low interest rates. Among the advantages of the larger of these institutions are their ability to make larger loans, finance extensive advertising campaigns, access international money markets and generally allocate their investment assets to regions of highest yield and demand. Management believes that its most direct competition for deposits comes from commercial banks, stock brokerage firms, savings and loan associations, thrift and loan companies and credit unions. Additional significant competition for deposits may be expected to arise from corporate and governmental debt securities, as well as money market mutual funds.

                                 USE OF PROCEEDS

        The Selling Shareholders will receive all of the net proceeds from the sale of the shares of Common Stock owned by the Selling Shareholders and offered hereby. The Company will receive none of the proceeds of the sale of such shares of Common Stock.


                              SELLING SHAREHOLDERS

        The Common Stock covered by this Prospectus is being offered by the Selling Shareholders identified in the table below. The shares of Common Stock have been acquired by the Selling Shareholders pursuant to the Stock Option Agreements with the Company. The following sets forth certain information as of March 27, 1998, with respect to the Selling Shareholders and the shares of Common Stock offered hereby:

                                                                                                      MAXIMUM        MAXIMUM %
                                                                                                      AMOUNT OF      OF SHARES TO
                                                                    SHARES OF          NO. OF SHARES  SHARES TO BE   BE HELD
                                                                    COMMON STOCK       UNDERLYING     HELD AFTER     AFTER
SHAREHOLDER                          POSITION                       PRESENTLY HELD(1)  OPTIONS HELD   OFFERING(2)    OFFERING(3)
-----------                          --------                       ----------------   ------------   ------------   ----------
Jack Brittain, Jr.                  Executive Vice President                9,067         25,022          9,067        0.15%
                                     and Chief Credit Officer
                                     of the Bank*

Charles Ellis                       Director of the Company                16,904         22,008         16,904        0.27%
                                     and the Bank

R. Stephen Ellison                  Director of the Company                25,073         27,598         25,073        0.40%
                                     and the Bank

Richard D. Foss                     Chairman of the Board                  69,588         27,598         69,588        1.12%
                                     of Directors of the Company
                                     and the Bank

Harry G. Gooding, III               Executive Vice President and              829         29,393            829        0.01%
                                     Chief Financial Officer of the
                                     Company and the Bank

Dennis L. Kern                      Director, President, and               73,035        158,962         73,035        1.15%
                                     Chief Executive Officer
                                     of the Company and the Bank

Edward McGrew                       Director of the Company                28,447         27,598         28,447        0.46%
                                     and the Bank

Ronald A. (Rusty) Pedersen          Vice Chairman of the                  257,956         14,713        257,956        4.15%
                                     Board of Directors of the
                                     Company and the Bank

Martin E. Plourd                    Executive Vice President               12,230         22,609         12,230        0.20%
                                     and Branch Administrator
                                     of the Bank*

John L. Skinner                     Director of the Company                47,827         19,008         47,827        0.77%
                                     and the Bank

Thomas Topuzes                      Executive Vice President and            9,346         31,753          9,346        0.15%
                                     Chief Administrative Officer
                                     of the Bank*

Alice Helen Lowery Westerfield      Vice Chairman of the Board            293,474         23,302        293,474        4.72%
                                     of Directors of the Company
                                     and the Bank


--------------

*       This person does not hold a position with the Company.

(1) Does not include shares allocated pursuant to the Company's 401(k) Plan, shares in the ESOP, or outstanding and unexercised warrants.

(2)     Assumes sale of all option shares in the offering.

(3) Assumes the options shares of the particular Selling Shareholder are issued and outstanding. As of March 27, 1998, there were 6,194,116 shares of Common Stock issued and outstanding.

                              PLAN OF DISTRIBUTION

        The Selling Shareholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but it is anticipated that the Selling Shareholders may sell all or a portion of the shares of Common Stock from time to time to purchasers directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the shares of Common Stock for whom they may act as agent. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock might be deemed to be underwriters, and any profit on the sale of such shares of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

        The shares of Common Stock may be sold on the Nasdaq National Market System or in privately negotiated transactions. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders. There is no assurance that the Selling Shareholders will sell any or all the Common Stock described herein and may transfer, devise or gift such shares by other means not described herein.


                                  LEGAL MATTERS

        The validity of the shares offered hereby will be passed on for the Company by Horgan, Rosen, Beckham & Coren, L.L.P., Los Angeles, California.


                                     EXPERTS

        The financial statements and schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Vavrinek, Trine, Day & Co., LLP independent public accountants, as stated in their reports, which have been incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents of the Registrant which have been filed with the Commission pursuant to applicable statutes are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998.

        (b) The Registrant's Current Report on Form 8-K for the month of March, 1998, filed with the Commission on March 20, 1998.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 20, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Registrant's Common Stock contained therein.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable. The Registrant's Common Stock was registered on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Bylaws provide that the Registrant shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of the Registrant. Furthermore, pursuant to Registrant's Articles of Incorporation and Bylaws, the Registrant has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of Registrant.

        Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        The Registrant's Articles of Incorporation provides that to the fullest extent permitted by the Code as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The Code permits California corporations to include in their articles of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only imitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under a contract or transaction between the corporation and a director or between the corporation and any corporation in which one more of its directors has a material financial interest, or (vii) for approving any of the following corporate actions: (1) the making of any distribution to its shareholders that would cause the corporation to be unable to meet its liabilities, (2) the making of any distribution to the corporation's shareholders on any shares of its stock of any class or series that are junior to outstanding shares of any other class or series with respect to distribution of assets on liquidation if, after giving effect thereto, the excess of its assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) over its liabilities (not including deferred taxes, deferred income and other deferred credits) would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made; provided, however, that for the purpose of applying the aforementioned to a distribution by a corporation of cash or property in payment by the corporation in connection with the purchase of its shares, there shall be deducted from liabilities all amounts that had been previously added thereto with respect to obligations incurred in connection with the corporation's repurchase of its shares and reflected on the corporation's balance sheet, but not in excess of the principal of the obligations that will remain unpaid after the distribution; provided, further, that no deduction from liabilities shall occur on account of any obligation that is a distribution to the corporation's shareholders at the time the obligation is incurred, (3) the distribution of assets to shareholders after institution of dissolution proceeding of the corporation, without paying or adequately providing for all known liabilities of the corporation, excluding any claims not filed by creditors within the time limit set by the court in a notice given to creditors under Chapters 18, 19 and 20, (4) the making of any loan to or guarantee the obligation of any director or officer, unless the transaction is approved by a majority of the shareholders to act thereon, or (5) the making of any loan to or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent if the corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guarantee is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon.

        The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number      Description                                             Page
--------------      -----------                                             ----
4.1                 VIB Corp 1997 Stock Option Plan*                         N/A

4.2                 Form of  Stock Option Agreement*                         N/A

5 Legal Opinion of Horgan, Rosen, Beckham & Coren, L.L.P. 11 with respect to the validity of the shares of Common
                    Stock underlying options registered hereby

15                  Not Applicable                                           N/A

23.1                Consent of Horgan, Rosen, Beckham & Coren, L.L.P.        N/A
                    (Included in Exhibit 5)

23.2                Consent of Vavrinek, Trine, Day & Co. LLP                13

24                  Not Applicable                                           N/A

99                  Plan of Reorganization and Merger Agreement*             N/A

        * Filed as exhibits to Registrant's Registration Statement on Form S-4 filed with the Commission on December 23, 1997.


ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective addlement thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the
             Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Centro, State of California on the 21st day of April, 1998.

                                        VIB CORP

                                        By: /s/ DENNIS L. KERN
                                           -------------------------------------
                                           Dennis L. Kern
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Kern and S. Alan Rosen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                            Date
      ---------                      -----                            ----
 /s/ CHARLES ELLIS                  Director                      April 21, 1998
----------------------------------
Charles Ellis

 /s/ R. STEPHEN ELLISON             Director                      April 21, 1998
----------------------------------
R. Stephen Ellison

 /s/ RICHARD D. FOSS                Chairman of the Board         April 21, 1998
----------------------------------  of Directors
Richard D. Foss

 /s/ HARRY G. GOODING, III          Executive Vice President      April 21, 1998
----------------------------------  and Chief Financial Officer
Harry G. Gooding, III               (and Principal Accounting
                                    Officer)

 /s/ DENNIS L. KERN                 Director, President and       April 21, 1998
----------------------------------  Chief Executive Officer
Dennis L. Kern

 /s/ EDWARD MCGREW                  Director                      April 21, 1998
----------------------------------
Edward McGrew

 /s/ RONALD A. PEDERSEN             Vice Chairman of the          April 21, 1998
----------------------------------  Board of Directors
Ronald A. Pedersen

 /s/ JOHN L. SKINNER                Director                      April 21, 1998
----------------------------------
John L. Skinner

/s/ ALICE HELEN LOWERY WESTERFIELD  Vice Chairman of the Board    April 21, 1998
----------------------------------  of Directors
Alice Helen Lowery Westerfield
